EXHIBIT 99.1

SOUTH STREET FINANCIAL CORP.

155 WEST SOUTH STREET

ALBEMARLE, NC 28001

PRESS RELEASE

Contact:	R. Ronald Swanner	Christopher F. Cranford
	President and Chief Executive Officer	Chief Financial Officer
	(704) 982-9184	(704) 982-9184

SOUTH STREET FINANCIAL CORP. ANNOUNCES CREATION OF SERIES A PREFERRED STOCK AND SHARE CONVERSION; DEREGISTRATION UNDER THE SECURITIES AND EXCHANGE ACT; DIVIDEND

ALBEMARLE, N.C. – March 23, 2007 – The Board of Directors of South Street Financial Corp. (the “Company”) (NASDAQ-GM: SSFC) has announced that the amendments to the Company’s Articles of Incorporation approved by its shareholders at the March 20, 2007 special meeting have become effective. The first amendment authorized the creation of 500,000 shares of a new Series A Preferred stock (“Preferred Stock”). The second amendment converted all shares of common stock held by record shareholders of less than 750 shares of common stock into shares of the Series A Preferred stock on a one-for-one basis (the “Conversion”). The creation of the Preferred Stock and the Conversion became effective at 11:59 p.m. Eastern Time on March 22, 2007 (“Effective Date”). The creation of the Preferred Stock and the Conversion occurred automatically, and the Company’s stock record books now reflect these changes. For a period of thirty days following the Effective Date, those shareholders holding shares of Preferred Stock as a result of the Conversion will be entitled to sell such shares to the Company at a sales price of $10.00 a share provided that the Company receives written notice from the electing shareholder prior to the expiration of the thirty day period. The Conversion did not change the shares of any shareholder who owns 750 or more shares of common stock as of the Effective Date (or who holds any number of common stock shares in their broker’s name)—they continue to own their shares of the Company’s common stock after the Conversion.

As a result of the Conversion, the Company now has fewer than 300 shareholders of record. On March 23, 2007, the Company intends to file a Form 15 with the Securities and Exchange Commission (“SEC”). This has the effect of deregistering the Company’s common stock under the Securities Exchange Act of 1934, as amended, and, therefore, terminating its obligations to file reports with the SEC. The Company will no longer file periodic reports with the SEC, including annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. The reduction in the number of the Company’s shareholders of record means that the Company’s stock will no longer be listed on the Nasdaq Global Market. The Company believes it is likely that the stock will be listed on the Over the Counter Bulletin Board in the near future.

On March 23, 2007, the Company, which is the parent holding company for Home Savings Bank of Albemarle, Inc., SSB, Albemarle, North Carolina, also announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share for the quarter ending March 31, 2007. The dividend covers all classes of the Company’s stock, and will be payable on April 12, 2007 to shareholders of record at the close of business on March 30, 2007.

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Disclosures About Forward Looking Statements

The discussions included in this document and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general conditions.